                        [JARDINE FLEMING INDIA FUND LOGO]


                        JARDINE FLEMING INDIA FUND, INC.
                                51 W. 52nd Street
                              New York, N.Y. 10019






                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2001


     TO THE STOCKHOLDERS OF JARDINE FLEMING INDIA FUND, INC.:

     Notice is hereby given that the Annual Meeting (the "Meeting") of Stockholders of Jardine Fleming India Fund, Inc. (the "Fund") will be held at One Liberty Plaza, 39th Floor Conference Center, New York,
N.Y. 10006, on Thursday, May 10, 2001 at 11:00 a.m. for the following purposes:


     (1) to elect two Class III directors of the Fund, each to hold office for a term expiring on the date of the annual meeting of stockholders in 2004 or until respective successors have been duly elected and qualified; and

     (2) to consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors has fixed March 23, 2001 as the record date for determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.



                       BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Julian M.I. Reid
                              --------------------
                                Julian M.I. Reid
                                    Chairman

March 27, 2001

--------------------------------------------------------------------------------
      YOUR VOTE IS IMPORTANT - TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF THE FUND.
--------------------------------------------------------------------------------

                        JARDINE FLEMING INDIA FUND, INC.


                        [JARDINE FLEMING INDIA FUND LOGO]

                               51 W. 52nd Street
                             New York, N.Y. 10019



                                PROXY STATEMENT

                                 INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Jardine Fleming India Fund, Inc. (the "Fund") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Fund to be held at One Liberty Plaza, 39th Floor Conference Center, New York, N.Y. 10006, on Thursday, May 10, 2001 at 11:00 a.m. or any adjournments thereof, for the following purposes:

     (1) to elect two Class III directors of the Fund, each to hold office for a term to expire on the date of the Annual Meeting of Stockholders in 2004 or until respective successors have been duly elected and qualified; and

     (2) to consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

     The enclosed Proxy Card and this Proxy Statement are first being sent to stockholders on or about March 27, 2001.

     The Board has selected Mr. Julian M.I. Reid and Mr. Paul H. Schubert, and either of them, to act as proxies with full power of substitution. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" all the proposals. Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Fund at the New York address indicated above or by voting in person at the Meeting.

     The Board has fixed the close of business on March 23, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof. At that date there were 6,509,252 shares of Common Stock, par value $0.001 per share outstanding and entitled to vote. Stockholders of the Fund on that date will be entitled to one vote on each matter to be voted for each share held (and one such vote for each director to be elected), with no shares having cumulative voting rights. Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present for purposes of convening the meeting. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power. For Proposal No. 1, which must be approved by a percentage of votes cast on the proposal, abstentions and broker non-votes will not be counted as "votes cast" on the proposal and will have no effect on the result of the votes conducted during the Meeting.

     The principal executive offices of the Fund are located at 51 W. 52nd Street, New York, N.Y. 10019.

     The Fund's Investment Adviser is JF International Management Inc. (former name 'Jardine Fleming International Management Inc.'). The Investment Adviser's principal offices are located at Road Town, Tortola, British Virgin Islands.

     The Fund's Administrator is Mitchell Hutchins Asset Management Inc. The Administrator's principal offices are located at 51 W. 52nd Street, New York, N.Y. 10019.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     All six current members of the Board have been elected or appointed to serve for varying terms of one to three years as indicated by Classes I, II or III, or until their respective successors have been duly elected and qualified. The terms of the Class III directors, Mr. A. Douglas Eu and Mr. E.L. Rene Noel, expire at the Meeting. Mr. Eu and Mr. Noel have been nominated to be elected to serve as Class III directors for a term of three years. Mr. A. Douglas Eu was elected the President of the Fund on July 22, 1999, while Mr. Julian M.I. Reid, the former President, became the Chairman of the Fund effective July 22, 1999.

     It is intended that all proxies received, unless otherwise indicated, will be voted for the election of the nominees, further particulars of whom are included in the table on the next page. The affirmative vote of a plurality of the shares present at the Meeting and entitled to vote is required to elect each nominee. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES.

     The Board knows of no reason why the nominees will be unable to serve. If any nominee should become unable to serve, the proxies will be voted for the election of such person as may be designated by the Board to replace such nominee.

     As of March 23, 2001, the following directors owned shares of Common Stock of the Fund:


               NAME                     NUMBER OF SHARES HELD
               Timothy R.H. Kimber              2,500
               Julian M.I. Reid                 1,000

     None of the other directors or officers of the Fund had any beneficial ownership in any stock of the Fund, and the officers and directors as a group own less than 1% of the Common Stock of the Fund.

     There have been no purchases or sales by any director or nominee for election as director of securities of the Investment Adviser or its parents or subsidiaries of either exceeding 1% of the outstanding securities of any class of such entities since December 1, 1999.

     Mr. A. Douglas Eu has been the Chief Operations Officer and the Secretary of the Investment Adviser since 1992, and Mr. Julian M.I. Reid served as a director of Jardine Fleming International Holdings Limited through June 30, 1998.

     No other director or nominee for election as director or officer of the Fund is, or was during the past five years, an officer, employee, director, general partner or shareholder of the Investment Adviser.

     No director or nominee for election as director or officer owns any securities or has had during the past five years, any other material direct or indirect interest in the Investment Adviser or any person controlling, controlled by, or under common control with the Investment Adviser.

     No director or nominee for election as director has had during the past five years any material direct or indirect interest in the Fund's
Administrator.

     No director or nominee for election as director has or has had any material direct or indirect interest in any material transactions, or in any proposed material transactions, to which the Investment Adviser, the Administrator, any parent or subsidiary of such entities or any subsidiary of such entities was or is to be a party.

     There are no material pending legal proceedings to which any director or nominee for election as director or affiliated person of any director or nominee for election as director is a party adverse to the Fund or any of its affiliated persons or has a material interest adverse to the Fund or any of its affiliated persons.

     The following table represents information concerning the Board, including the persons nominated by the Board for election as directors of the Fund. The information includes their positions and principal occupations during the last five years. Each director or nominee who is an "interested person" within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act") is indicated by an asterisk ("*") preceding his name.



        NAME, CLASS AND AGE (1)                PRINCIPAL OCCUPATIONS OR EMPLOYMENT IN PAST FIVE YEARS
---------------------------------------   ---------------------------------------------------------------
 Julian M.I. Reid (3)(4)                  Chief Executive Officer of 3a Asset Management Limited;
 Class I, Age: 56                         Chairman of the Board of the Fund; Director of Jardine
                                          Fleming China Region Fund, Inc.; JF Philippine Fund Inc.;
                                          former Director of Jardine Fleming International Holdings
                                          Limited and Jardine Fleming Investment Management
                                          Limited.
 Jean Jocelyn de Chasteauneuf (2)(4)      Adviser to the Executive Committee of the Mauritius
 Class II, Age: 63                        Commercial Bank Limited; Director of Union Commercial
                                          Bank of the Malagasy Republic; former Director of Banque
                                          Internationale des Mascaseignes Ltee.
 Ashok V. Desai (2)(4)                    Consultant Editor of Business Standard; former Secretary and
 Class II, Age: 65                        Chief Consultant, Ministry of Finance, Government of India
                                          ( 1991-93).
*A. Douglas Eu (3)                        President of the Fund; Chief Operations Officer and
 Class III, Age: 39                       Secretary of the Investment Adviser; Director of Jardine
                                          Fleming China Region Fund, Inc.; JF Philippine Fund Inc.;
                                          former Director of Jardine Fleming Investment Management
                                          Limited.
 Timothy R.H. Kimber (2)(4)               Chairman of Dartmoor Investment Trust Plc., Exeter
 Class I, Age: 64                         Preferred Capital Investment Trust Plc., Martin Currie Pacific
                                          Trust Plc. and Taiwan Opportunity Fund; Director of New
                                          Zealand Investment Trust Plc., Invesco Japan Discovery Trust
                                          Plc., Adam & Company Investment & Management Ltd.,
                                          Border Asset Management Ltd., Noble Group Ltd., and the
                                          Cumberland Building Society.
 E.L. Rene Noel (2)(4)                    Chairman of Mauritius Sugar Industry Research Institute;
 Class III, Age: 76                       Director of Central Electricity Board and Member of the
                                          Mauritius Sugar Authority; International Sugar Consultant;
                                          former Chairman and Managing Director of
                                          Compagnie de Beau-Vallon Group of Companies.
---------------------------------------   ---------------------------------------------------------------

     (1) The Class III directors' term of office expires at the Meeting with the position then becoming one for a subsequent three-year term; the Class I directors' term of office expires at the 2002 Annual Meeting with the position then becoming one for a subsequent three-year term; and the Class II directors' term of office expires at the 2003 Annual Meeting with the position then becoming one for a subsequent three-year term.

     (2) Denotes member of the Audit Committee of the Board.

     (3) Denotes member of the Pricing Committee of the Board.

     (4) Denotes member of the Management Engagement Committee of the Board.

     A Pricing Committee was established by the Board of Directors at the Board meeting held on July 17, 1998. Mr. Julian M.I. Reid and Mr. A. Douglas Eu were appointed as members of this Committee with effect from July 17, 1998. The Pricing Committee considers pricing and valuation policy issues and reviews bonus issue offerings. The quorum requirement was set at any one member.

     A Management Engagement Committee was established by the Board of Directors at the Board meeting held on October 20, 1998, comprising all independent directors. The Management Engagement Committee evaluates the investment performance of the Fund's portfolio and considers the renewal of the Fund's investment management contract for an additional one-year period. During the period from December 1, 1999 through November 30, 2000 ("Fiscal Year 2000"), this committee met once with Mr. Jean Jocelyn de Chasteauneuf, Dr. Ashok V. Desai, Mr. Timothy R.H. Kimber, Mr. E.L. Rene Noel and Mr. Julian M.I. Reid in attendance.

     The Board does not have a Nominating Committee or a Compensation
Committee.

     During Fiscal Year 2000, Mr. Jean Jocelyn de Chasteaneuf, Mr. E.L. Rene Noel and Mr. Julian M.I. Reid attended all ten meetings of the Board, Dr. Ashok
V. Desai attended nine of the meetings of the Board, Mr. Timothy R.H. Kimber attended eight of the meetings of the Board, and Mr. A. Douglas Eu attended seven of the meetings of the Board.

     In addition to Mr. Eu, the executive officers listed below hold the following positions with the Fund:


 NAME, AGE, TITLE AND DATE OF APPOINTMENT      PRINCIPAL OCCUPATIONS OR EMPLOYMENT IN PAST FIVE YEARS
------------------------------------------ --------------------------------------------------------------
Mr. Paul H. Schubert                       Senior Vice President and Director of the mutual fund
Age: 38                                    finance department of Mitchell Hutchins Asset Management
Treasurer & Secretary since                Inc.; Treasurer for other investment companies for which
July 9, 1999                               Mitchell Hutchins serves as investment adviser/administrator.

Ms. Joanne M. Kilkeary                     Vice President of Mitchell Hutchins Asset Management Inc.;
Age: 33                                    Assistant Treasurer for other investment companies for which
Assistant Treasurer since                  Mitchell Hutchins serves as investment adviser/administrator.
January 20, 2000

     Each executive officer is considered an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act.


                             AUDIT COMMITTEE REPORT

     The Fund has an Audit Committee and it operates under a written charter adopted by the Board of Directors; a copy of the charter is included in this Proxy Statement as Exhibit A. The Audit Committee consists of Mr. Jean Jocelyn de Chasteauneuf, Dr. Ashok V. Desai, Mr. Timothy R.H. Kimber and Mr. E.L. Rene Noel. Each member of the Audit Committee is independent, as defined by the relevant listing standards of the New York Stock Exchange. The Audit Committee has reviewed and discussed the Fund's audited financial statements for Fiscal Year 2000 with the Investment Adviser and the Fund's independent accountants and has discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountant its independence. Based on the Audit Committee's review and discussions referenced to in the two preceding sentences, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund for Fiscal Year 2000 be included in its Annual Report to Stockholders and the Fund's annual report filed with the Securities Exchange Commission. The Audit Committee met two times during Fiscal Year 2000, with each committee member attending both meetings.

                               PRINCIPAL HOLDERS

     As of March 23, 2001, to the knowledge of the management of the Fund, there were no persons known to be control persons of the Fund, as such term is defined in Section 2(a)(9) of the 1940 Act. As of such date, the only persons known to the Fund to have beneficial ownership of more than 5% of the outstanding common stock are the following:


        NAME AND ADDRESS              AMOUNT OF
         OF BENEFICIAL               BENEFICIAL         PERCENTAGE OF
             OWNER                    OWNERSHIP       OUTSTANDING SHARES
             -----                    ---------       ------------------
City of London Investment          862,257 shares            13.25%
 Management Co. Ltd.
 10 Eastcheap,
 London ENEC3MILX

Taunus Corporation and             667,541 shares            10.26%
 Deutsche Bank Securities Inc.
 31 W. 52nd Street
 New York, NY 10019

President & Fellows of             514,774 shares             7.91%
 Harvard College
 600 Atlantic Avenue
 Boston, MA 02210

     The above beneficial shareholder information is based upon publicly available Schedule 13G disclosures filed with the Securities and Exchange Commission as of March 23, 2001.


                    COMPENSATION OF DIRECTORS AND OFFICERS+

For Fiscal Year 2000, the directors received the following compensation from the
Fund:


                                                                       TOTAL COMPENSATION
                                                                         FROM FUND AND
                   NAME OF PERSON,              TOTAL COMPENSATION     FUND COMPLEX* WITH
                      POSITION                       FROM FUND             TWO FUNDS
                   ---------------                   ---------             ---------
          1. Julian M.I. Reid,                        $14,500               $30,902
             Chairman and Director

          2. Jean Jocelyn de Chasteauneuf,            $13,000               $13,000
             Director

          3. Dr. Ashok V. Desai,                      $13,000               $13,000
             Director

          4. Timothy R.H. Kimber,                     $12,500               $12,500
             Director

          5. E.L. Rene Noel                           $13,000               $13,000
             Director


----------

+ Only independent board members are compensated by the Fund and the Complex; board members who are "interested persons," as defined by the 1940 Act, do not receive compensation.

* "Fund Complex" is used as defined in item 22 of Rule 14a-101 under the Securities Exchange Act of 1934 ("the 1934 Act").


     The above compensation from the Fund is comprised solely of directors' retainer and attendance fees. The fees are paid on the basis of an annual fee of $10,000 plus $500 per meeting attended. In addition, a premium of $2,500 per annum is payable to the Chairman effective July 22, 1999. The Fund's directors do not receive any pension or retirement benefits as compensation for their services as directors of the Fund. Mr. Eu does not receive such fees because of his affiliation with the Investment Adviser.

     None of the executive officers of the Fund received any compensation from the Fund during Fiscal Year 2000.

     Section 16(a) of the 1934 Act and Section 30(f) of the 1940 Act in combination require the Fund's directors and officers, persons who beneficially own more than ten percent of the Fund's common stock, and certain other persons to file reports of ownership of the Fund's securities and changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the best of its knowledge, the Fund believes that all relevant persons have complied with the applicable filing requirements during Fiscal Year 2000.


                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP ("PWC") has been selected as the independent accountants by the Board, including a majority of the directors who are not "interested persons" of the Fund (as defined in the 1940 Act), to audit the accounts of the Fund for and during the period December 1, 2000 through November 30, 2001 ("Fiscal Year 2001"). PWC served as independent accountants of the Fund for 2000. The Board does not know of any direct or indirect financial interest of PWC in the Fund.

     A representative of PWC will be present at the Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to answer questions.

     During Fiscal Year 2000, PWC performed various professional services for the Fund, including the examination of the financial statements of the Fund for that year. PWC has also been engaged to prepare the Fund's corporate tax returns for Fiscal Year 2000.

     The Audit Committee of the Board recommended the selection of PWC as independent accountants for Fiscal Year 2001 and approved and ratified both the audit and non-audit services provided by the firm and the related fees.


AUDIT FEES

     The aggregate fees paid to PWC (including PWC Mauritius) in connection with the annual audit of the Fund's financial statements for the fiscal year ended November 30, 2000 was $62,500.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no financial information systems design and implementation services rendered by PWC to the Fund, its Investment Adviser, or entities controlling, controlled by or under common control with the Investment Adviser that provide services to the Fund for the fiscal year ended November 30, 2000.


ALL OTHER FEES

     The aggregate fees billed for all other non-audit services, including fees for tax-related services, rendered by PWC to the Fund, its Investment Adviser, or entities controlling, controlled by or under common control with the Investment Adviser that provide services to the Fund for the fiscal year ended November 30, 2000 was $6,000. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PWC.


                      DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2002 Annual Meeting of the Stockholders of the Fund must be received by November 2, 2001, to be included in the Proxy Statement and the form of proxy relating to that meeting; the Fund expects that the 2002 Annual Meeting will be held in May of 2002.


                                 OTHER MATTERS

     The Board knows of no other matters to be presented for action at the Meeting other than those previously mentioned; however, if any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Fund.

     All proxies received will be voted in favor of Proposal No. 1, unless otherwise directed therein.

                                 MISCELLANEOUS

     Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by officers of the Fund or personnel of the Investment Adviser. The Fund has retained Georgeson Shareholder Communications Inc. to assist in the proxy solicitation. The cost of their services is estimated at $3,500 plus out-of-pocket expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers or agents in person, by telephone or by telegraph will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

     In the event that sufficient votes in favor of any proposal set forth in the Notice of this Meeting are not received by May 10, 2001, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournments will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as attorneys in the enclosed proxy will vote in favor of such adjournments those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournments those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

     THE FUND WILL FURNISH, WITHOUT CHARGE, COPIES OF THE ANNUAL REPORT TO STOCKHOLDERS UPON REQUEST. REQUESTS FOR COPIES OF SUCH REPORTS SHOULD BE DIRECTED TO:

   STATE STREET BANK & TRUST COMPANY
   P.O. BOX 8200
   BOSTON, MA 02266-8200
   800-426-5523


                                        By order of the Board of Directors

                                               /s/ Julian M.I. Reid
                                               --------------------
                                                 Julian M.I. Reid
                                                     Chairman

                                                                       Exhibit A


                        JARDINE FLEMING INDIA FUND, INC.

                            AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Fund, (2) the compliance by the Fund with legal and regulatory requirements and (3) the independence and performance of the Fund's external accountants.

     The Audit Committee shall consist of at least three directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Fund or the Fund's outside counsel or independent accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board.

     The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with the Fund's manager, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Fund's financial statements.

     3. Review an analysis prepared by the Fund's manager and the independent accountant of significant financial reporting issues and judgments made in connection with the preparation of the Fund's financial statements.

     4. Review with the Fund's manager and the independent accountant the Fund's annual financial statements prior to the filing of its Form N-SAR.

     5. Review major changes to the Fund's auditing and accounting principles and practices as suggested by the independent accountant or the Fund's manager.

     6. Recommend to the Board the appointment of the independent accountant, which independent accountant is ultimately accountable to the Audit Committee and the Board.

     7. Recommend to the Board the fees to be paid to the independent accountant.

     8. Receive periodic formal written reports from the independent accountant regarding the accountant's independence and delineating all relationships between the accountant and the Fund, discuss such reports with the accountant, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the accountant.

     9. Evaluate together with the Board the performance of the independent accountant and, if so determined by the Audit Committee, recommend that the Board replace the independent accountant.

     10. Confer with the independent accountant prior to the audit the planning and staffing of the audit.

     11. Obtain from the independent accountant assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

     12. Discuss with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     13. Review with the independent accountant any problems or difficulties the accountant may have encountered and any management letter provided by the accountant and the Fund's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Fund's annual proxy statement.

     15.  Advise the Board with respect to the Fund's Code of Ethics.

     16. Review with the Fund's counsel legal matters that may have a material impact on the financial statements.

     17. Confer at least annually with the independent accountant in an executive session.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Fund's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Fund's manager and the independent accountant. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between the Fund's manager and the independent accountant or to assure compliance with laws and regulations and the Fund's Code of Ethics.

                                JFCIF - PS - 01